Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of October 22, 2003, by and between Corio, Inc., a Delaware corporation (“Transferee”), Nexus Technology, Inc., an Illinois corporation (“Transferor”) and the undersigned stockholders of Transferor (individually a “Stockholder” and collectively “Stockholders”).

RECITALS

A. Contemporaneously with the execution and delivery of this Agreement, Transferee, Stockholders and Transferor are entering into an Asset Transfer Agreement and Plan of Reorganization, dated as of the date hereof (the “Reorganization Agreement”), pursuant to which Transferee shall issue the Closing Stock Consideration.

B. In connection with the Reorganization Agreement, Transferee, Transferor and the Stockholders are entering into this Agreement under which Transferee is granting Transferor and the Stockholders certain resale registration rights with respect to the Closing Stock Consideration.

NOW, THEREFORE, in consideration of the promises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Definitions. Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Reorganization Agreement. As used in this Agreement:

(a) “Holder” means (i) the Transferor or (ii) a Stockholder in the event a portion of the Closing Stock Consideration is transferred to such Stockholder by Transferor.

(b) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(c) “Registration Expenses” shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Transferee, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration; provided, however, Registration Expenses shall not include any selling commissions or transfer taxes or fees and disbursements of Holder’s counsel (which expenses shall be borne by Holder and not Transferee).

(d) “Registrable Securities” shall mean the Closing Stock Consideration issued to the Transferor pursuant to the Reorganization Agreement; provided, however, that the Closing Stock

Consideration shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in an effective Registration Statement on Form S-3 and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90-day period.

(e) “SEC” means the United States Securities and Exchange Commission.

(f) “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(g) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

2. Holder Registration.

(a) Transferee shall use its best efforts to cause the Registrable Securities held by the Holders to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within five (5) business days following the Closing Date a registration statement on Form S-3 covering the Registrable Securities; provided, however, that notwithstanding the foregoing, the Company’s obligation to file such registration statement shall be contingent upon the Holders having previously furnished to the Company any information reasonably requested by the Company to be included in such registration statement as provided under Section 5 below. The offerings made pursuant to such registration shall not be underwritten.

(b) Transferee shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the earlier to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the 12 month anniversary of the date of this Agreement; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Transferee shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Transferee shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

3. Suspension of Prospectus. Under any registration statement filed pursuant to Section 2 hereof, Transferee may restrict the disposition of the Registrable Securities, and the Holders will not be able to dispose of such Registrable Securities, if Transferee shall have delivered a notice in writing to Transferor stating that a delay in the disposition of such Registrable Securities is necessary because Transferee, in its reasonable judgment, has determined that such sales would require public disclosure by Transferee of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Transferee, Transferee shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Transferee to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed (provided that Transferee is acting in good faith with respect to taking such actions).

4. Indemnification.

(a) Transferee will indemnify and hold harmless each Holder, each of its officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Transferee of any rule or regulation promulgated under the Securities Act applicable to Transferee or any state securities law applicable to Transferee in connection with any such registration, qualification or compliance, and Transferee will reimburse (on an as incurred basis), each Holder, each of its officers and directors and each person controlling such Holder, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action (or, if Holder requests, Transferee may pay such expenses directly); provided, however, that Transferee will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Transferee by a Holder expressly for use therein; and provided, further, that Transferee will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of Transferee’s failure to timely provide such prospectus (as amended or supplemented).

(b) Each Holder participating in the registration described in Section 2 shall severally but not jointly indemnify Transferee, each of its directors and officers and each person who controls Transferee within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Transferee and such directors, officers or control persons of Transferee for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action (or, if Transferee or the other indemnified parties under this Section 4(b) request, Holder may pay such expenses directly), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Transferee by such Holder expressly for use in such registration statement, prospectus, offering circular or other document; provided, however, that the liability of Holder for indemnification under this Section 4(b) shall not exceed the net proceeds from the offering received by Holder after deducting any commissions or transfer taxes incurred with respect to such sale.

(c) Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom unless, in such indemnified party’s reasonable judgment, a conflict of interest between such Indemnified and Indemnifying Parties may exist with respect to such claim. Counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation (if no conflict exists), shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party’s expense, The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Party with respect to such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

(d) If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of Holder under this Section 4(d) shall not exceed the net proceeds from the offering received by such Holder, after the deduction of any commissions or transfer taxes with respect to such sale.

5. Information by Holder. Each Holder shall furnish to Transferee such information regarding such Holder, the Registrable Securities held by such Holder, the manner in which such Holder holds any securities of Transferee and the distribution proposed by such Holder as Transferee may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the shares issued pursuant to the Reorganization Agreement (whether as Closing Stock Consideration or as Earn Out Shares) to the public without registration, Transferee agrees (until, with respect to each Holder, such time that the Closing Stock Consideration or the Earn Out Shares then held by such Holder may be sold by such Holder under Rule 144 promulgated under the Securities Act without restriction) by to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, to permit the Holders to sell the shares of Transferee stock issued under the Reorganization Agreement;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to Holders upon request a written statement as to its compliance with the reporting requirements of Rule 144 of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Transferee (to the extent that such reports are not otherwise available to the Holders), and such other reports and documents of the Transferee as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell the shares of Transferee stock issued under the Reorganization Agreement without registration.

7. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if upon receipt delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Transferee, to:

Corio, Inc.

959 Skyway Road, Suite 100

San Carlos, California 94070

Attention: (A) President and CEO and (B) General Counsel

Telephone No.: (650) 232-3000

Facsimile No.: (650) 232-3271

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Douglas H. Collom

Telephone No.: (650) 493-9300

Facsimile No.: (650) 845-5000

(ii) if to Transferor, to:

Nexus Technology, Inc.

9525 W. Bryn Mawr, Suite 110

Rosemont, Illinois 60018

Attention: John S. Zis

Facsimile No.: (847) 699-2809

with a copy (which shall not constitute notice) to:

Holland & Knight LLC

131 South Dearborn Street

30th Floor

Chicago, Illinois 60603

Attention: Michael L. Weissman

Facsimile: (312) 578-6666

(iii) If to any Stockholder, notice shall be given to the address as set forth on the signature pages attached, or to any such other address as shall have been furnished by such party to the Transferee in writing.

(b) Assignment of Registration Rights. The rights to cause Transferee to register Registrable Securities under Section 2 of this Agreement may not be assigned by any Holder without the prior written consent of Transferee.

(c) Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by Transferee.

(d) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, any rights or remedies hereunder.

(e) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles. Each party submits to the nonexclusive jurisdiction of any United States District Court located in Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives any objection that it may now or hereafter have to the laying of venue in any proceeding brought in such a court, and any claim that any such proceeding was brought in an inconvenient forum.

(f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Transferee and the Holders of a majority of the Registrable Securities.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or in the Reorganization Agreement. Without limiting the foregoing, the rights set forth in this Agreement set forth all registration rights granted by Transferee to Transferor or the Stockholders in connection with the issuance of shares of Common Stock of Transferee under the Reorganization Agreement.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, Transferee, Transferor and Stockholders have caused this Registration Rights Agreement to be signed as of the date first written above.

“TRANSFEREE”	CORIO, INC.
a Delaware corporation

	By:	/s/ GEORGE KADIFA

	Name:	George Kadifa

	Title:	CEO

“TRANSFEROR”	NEXUS TECHNOLOGY, INC.
an Illinois corporation

	By:	/s/ JOHN S. ZIS
John S. Zis, President

“STOCKHOLDERS”	/s/ DEAN ADAMOPOULOS
Dean Adamopoulos

Address:

Telephone:

Facsimile:

/s/ JOHN S. ZIS
John S. Zis

Address:

Telephone:

Facsimile:

ENTERPRISE TRUST I (BY JOHN ZIS AS TRUSTEE AND REGISTERED SHAREHOLDER)

By:	/s/ JOHN S. ZIS
John S. Zis, Trustee

Address:

Telephone:

Facsimile:

ENTERPRISE TRUST II (BY JOHN ZIS AS TRUSTEE AND REGISTERED SHAREHOLDER)

By:	/s/ JOHN S. ZIS
John S. Zis, Trustee

Address:

Telephone:

Facsimile:

/s/ JEFF DEVINE
Jeff Devine

Address:

Telephone:

Facsimile:

/s/ SABIR KAPASI
Sabir Kapasi

Address:

Telephone:

Facsimile: